UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earlies event reported)	September 25, 2012

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 25, 2012, First Security Group, Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Staff had determined to delist the Company's securities from NASDAQ based upon the Company's non-compliance with the minimum $5 million market value of publicly held shares requirement, as set forth in NASDAQ Listing Rule 5450(b)(1)(C), for continued listing on The NASDAQ Global Select Market (the “Staff Determination”).

The Company plans to request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”), which will stay any action arising from the Staff Determination until the Panel renders a decision subsequent to the hearing. While the Company is diligently working to regain compliance with the applicable listing standards, there can be no assurance that the Panel will grant the Company's request for continued listing on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC
Dated:	September 28, 2012

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Chief Financial Officer